To:        Unico American Corporation                           January 10, 2000
           23251 Mulholland Drive
           Woodland Hills, CA 91364
           Attention: Erwin Cheldin, President

From:      Cary Cheldin
           23251 Mulholland Drive
           Woodland Hills, CA 91364

Re:        Amendment to Employment Agreement

Pursuant to Sections 8.1 and 8.3 of the "Employment Agreement" entered into on the 27th day of November, 1996, between myself and Unico American Corporation, I, Cary Cheldin, hereby agree to waive certain rights as described below. These waivers are retroactive to December 1, 1996, and shall remain effective from December 1, 1996, until the expiration of the Employment Agreement on December 1, 2001. Nothing contained in the following waivers shall be construed to require me to reimburse the company for any compensation, however defined, which has already been paid to me.

Waivers:

1. I, Cary Cheldin, hereby waive my right to the minimum annual salary increase provided under Section 3.1 of the Employment Agreement, provided however, that the annual salary in effect on December 31, 1999, is not decreased during the remaining term of the agreement.

2. I, Cary Cheldin, hereby waive my right to protection against the company's decision, if any, to decrease my annual bonus, as provided under Section 3.2 of the Employment Agreement.

By Executive:                    /s/ Cary Cheldin
                                 ----------------
                                 Cary Cheldin

Date:                            1-11-00



By Unico American Corporation:   /s/ Erwin Cheldin
                                 -----------------
                                 Erwin Cheldin

Date:                            1-11-00



By Unico American Corporation:   /s/ Roger Platten
                                 -----------------
                                 Roger Platten

Date:                            1-11-00